Exhibit 99.1

Brown & Brown, Inc. announces quarterly revenues of $839.7 million, an increase of 15.5%, diluted net income per share of $0.51 and Diluted Net Income Per Share - Adjusted of $0.51

DAYTONA BEACH, Fla., July 25, 2022 - Brown & Brown, Inc. (NYSE:BRO) (the "Company") today announced its unaudited financial results for the second quarter of 2022.

Revenues for the second quarter of 2022 under U.S. generally accepted accounting principles ("GAAP") were $839.7 million, increasing $112.4 million, or 15.5%, compared to the second quarter of the prior year, with commissions and fees increasing by 15.5% and Organic Revenue increasing by 10.3%. Income before income taxes was $198.8 million, increasing 6.7% from the second quarter of the prior year with Income Before Income Taxes Margin decreasing to 23.7% from 25.6% in the second quarter of the prior year. EBITDAC - Adjusted was $274.7 million, increasing 16.9% from the second quarter of the prior year with EBITDAC Margin - Adjusted increasing to 32.7% from 32.4% in the second quarter of the prior year. Net income was $145.2 million, increasing $5.9 million, or 4.2%, and diluted net income per share increased to $0.51, or 4.1%, as compared to the second quarter of the prior year. Diluted Net Income Per Share - Adjusted increased to $0.51, or 6.3%, as compared to the second quarter of the prior year.

Revenues for the six months ended June 30, 2022 under GAAP were $1,744.5 million, increasing $201.9 million, or 13.1%, as compared to the same period in 2021, with commissions and fees increasing by 13.2%, and Organic Revenue increasing by 9.0%. Income before income taxes was $463.9 million, increasing 9.0% from the same period in 2021 with Income Before Income Taxes Margin decreasing to 26.6% from 27.6% in the same period in 2021. EBITDAC - Adjusted was $598.2 increasing 13.7% with EBITDAC Margin - Adjusted increasing to 34.3% from 34.2% in the same period in 2021. Net income was $365.5 million, increasing $26.5 million, or 7.8%, and diluted net income per share increased to $1.29, or 7.5%, each as compared to the same period in 2021. Diluted Net Income Per Share - Adjusted increased to $1.28, or 8.5%, as compared to the same period of 2021.

J. Powell Brown, president and chief executive officer of the Company, noted, “We had an exceptional quarter growing 10.3% organically and profitably. We also completed our acquisition of GRP on July 1st.”

Reconciliation of Commissions and Fees

to Organic Revenue

Three and Six Months Ended June 30, 2022 and 2021

(in millions, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Commissions and fees	$838.7	$725.9	$1,743.1	$1,539.9
Profit-sharing contingent commissions	(22.1)	(19.6)	(50.7)	(45.5)
Core commissions and fees	$816.6	$706.3	$1,692.4	$1,494.4
Acquisitions	(40.9)	—	(70.2)	—
Dispositions	—	(2.1)	—	(4.5)
Foreign Currency Translation		(1.2)		(1.8)
Organic Revenue	$775.7	$703.0	$1,622.2	$1,488.1
Organic Revenue growth	$72.7		$134.1
Organic Revenue growth %	10.3%		9.0%

See information regarding non-GAAP measures presented later in this press release.

Reconciliation of Diluted Net Income Per Share to

Diluted Net Income Per Share - Adjusted

Three and Six Months Ended June 30, 2022 and 2021

(unaudited)

	Three Months Ended June 30,		Change		Six Months Ended June 30,		Change
	2022	2021	$	%	2022	2021	$	%
Diluted net income per share	$0.51	$0.49	$0.02	4.1%	$1.29	$1.20	$0.09	7.5%
Change in estimated acquisition earn-out payables	—	—	—		(0.02)	(0.01)	(0.01)
(Gain)/loss on disposal	—	(0.01)	0.01		—	(0.01)	0.01
Acquisition/Integration Costs	—	—	—		0.01	—	0.01
Foreign Currency Translation	—	—	—		—	—	—
Diluted Net Income Per Share - Adjusted	$0.51	$0.48	$0.03	6.3%	$1.28	$1.18	$0.10	8.5%

See information regarding non-GAAP measures presented later in this press release.

Reconciliation of Total Revenues to Total Revenues - Adjusted, Income Before Income Taxes to EBITDAC - Adjusted and Income Before Income Taxes Margin to EBITDAC Margin - Adjusted

Three and Six Months Ended June 30, 2022 and 2021

(in millions, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Total revenues	$839.7	$727.3	$1,744.5	$1,542.6
Foreign Currency Translation		(1.1)		(1.8)
Total Revenues - Adjusted	$839.7	$726.2	$1,744.5	$1,540.8
Income before income taxes	$198.8	$186.3	$463.9	$425.5
Income Before Income Taxes Margin	23.7%	25.6%	26.6%	27.6%
Amortization	33.6	29.5	64.7	59.0
Depreciation	8.9	8.8	17.1	16.3
Interest	36.0	16.3	54.3	32.6
Change in estimated acquisition earn-out payables	(3.0)	(1.6)	(6.4)	(2.5)
EBITDAC	$274.3	$239.3	$593.6	$530.9
EBITDAC Margin	32.7%	32.9%	34.0%	34.4%
(Gain)/loss on disposal	(0.7)	(3.9)	(0.9)	(4.0)
Acquisition/Integration Costs	1.1	—	5.5	—
Foreign Currency Translation		(0.4)		(0.6)
EBITDAC - Adjusted	$274.7	$235.0	$598.2	$526.3
EBITDAC Margin - Adjusted	32.7%	32.4%	34.3%	34.2%

See information regarding non-GAAP measures presented later in this press release.

Brown & Brown, Inc.

Consolidated Statements of Income

(in millions, except per share data; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
REVENUES
Commissions and fees	$838.7	$725.9	$1,743.1	$1,539.9
Investment income	0.4	0.2	0.6	0.5
Other	0.6	1.2	0.8	2.2
Total revenues	839.7	727.3	1,744.5	1,542.6
EXPENSES
Employee compensation and benefits	412.1	395.6	871.0	825.1
Other operating expenses	154.0	96.3	280.8	190.6
(Gain)/loss on disposal	(0.7)	(3.9)	(0.9)	(4.0)
Amortization	33.6	29.5	64.7	59.0
Depreciation	8.9	8.8	17.1	16.3
Interest	36.0	16.3	54.3	32.6
Change in estimated acquisition earn-out payables	(3.0)	(1.6)	(6.4)	(2.5)
Total expenses	640.9	541.0	1,280.6	1,117.1
Income before income taxes	198.8	186.3	463.9	425.5
Income taxes	53.6	47.0	98.4	86.5
Net income	$145.2	$139.3	$365.5	$339.0
Net income per share:
Basic	$0.51	$0.49	$1.29	$1.20
Diluted	$0.51	$0.49	$1.29	$1.20
Weighted average number of shares outstanding - in thousands:
Basic	277,209	275,694	277,135	275,644
Diluted	278,218	276,877	278,395	276,914
Dividends declared per share	$0.103	$0.093	$0.205	$0.185

Brown & Brown, Inc.

Consolidated Balance Sheets

(in millions, except per share data, unaudited)

	June 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$2,383.5	$693.2
Fiduciary cash	904.0	777.0
Short-term investments	14.9	12.9
Commission, fees, and other receivable	600.8	522.6
Fiduciary receivables	784.6	693.7
Reinsurance recoverable	34.7	63.1
Prepaid reinsurance premiums	385.4	392.2
Other current assets	222.5	175.6
Total current assets	5,330.4	3,330.3
Fixed assets, net	214.6	212.0
Operating lease assets	203.3	197.0
Goodwill	5,149.0	4,736.8
Amortizable intangible assets, net	1,145.7	1,081.5
Investments	23.7	31.0
Other assets	213.2	206.8
Total assets	$12,279.9	$9,795.4
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Fiduciary liabilities	$1,688.6	$1,470.7
Losses and loss adjustment reserve	34.7	63.1
Unearned premiums	408.4	392.2
Accounts payable	279.3	242.7
Accrued expenses and other liabilities	421.4	456.2
Current portion of long-term debt	67.5	42.5
Total current liabilities	2,899.9	2,667.4
Long-term debt	4,156.3	1,980.4
Operating lease liabilities	185.9	180.0
Deferred income taxes, net	443.1	386.8
Other liabilities	311.3	383.9
Shareholders’ equity:
Common stock, par value $0.10 per share; authorized 560.0 shares; issued 302.0 shares and outstanding 282.2 at 2022, issued 301.0 shares and outstanding 282.5 shares at 2021.	30.2	30.1
Additional paid-in capital	835.7	849.4
Treasury stock, at cost 19.7 shares at 2022, 18.5 at 2021, respectively.	(748.0)	(673.9)
Accumulated other comprehensive loss	(142.8)	(9.4)
Retained earnings	4,308.3	4,000.7
Total shareholders’ equity	4,283.4	4,196.9
Total liabilities and shareholders’ equity	$12,279.9	$9,795.4

Brown & Brown, Inc.

Consolidated Statements of Cash Flows

(in millions, unaudited)

	Six Months Ended June 30,
	2022	2021
Cash flows from operating activities:
Net income	$365.5	$339.0
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization	64.7	59.0
Depreciation	17.1	16.3
Non-cash stock-based compensation	34.0	32.7
Change in estimated acquisition earn-out payables	(6.4)	(2.5)
Deferred income taxes	26.6	21.9
Amortization of debt discount and disposal of deferred financing costs	1.8	1.5
Net (gain)/loss on sales/disposals of investments, fixed assets and customer accounts	(0.5)	(2.8)
Payments on acquisition earn-outs in excess of original estimated payables	(23.4)	(5.7)
Effect of changes in foreign exchange rate	(0.2)	0.6
Changes in operating assets and liabilities, net of effect from acquisitions and divestitures:
Commissions and fees receivable (increase)/decrease	(78.3)	(66.7)
Reinsurance recoverables (increase)/decrease	28.4	1.1
Prepaid reinsurance premiums (increase)/decrease	6.8	8.9
Other assets (increase)/decrease	(52.8)	(35.6)
Losses and loss adjustment reserve increase/(decrease)	(28.4)	(1.1)
Unearned premiums increase/(decrease)	16.2	(8.9)
Accounts payable increase/(decrease)	101.3	71.0
Accrued expenses and other liabilities increase/(decrease)	(46.9)	(21.3)
Other liabilities increase/(decrease)	(79.3)	(27.5)
Net cash provided by operating activities	346.2	379.9
Cash flows from investing activities:
Additions to fixed assets	(18.3)	(25.1)
Payments for businesses acquired, net of cash acquired	(457.2)	(116.6)
Proceeds from sales of fixed assets and customer accounts	4.4	8.3
Purchases of investments	—	(9.8)
Proceeds from sales of investments	3.6	6.9
Net cash used in investing activities	(467.5)	(136.3)
Cash flows from financing activities:
Fiduciary receivables and liabilities, net	89.3	86.4
Payments on acquisition earn-outs	(43.1)	(34.2)
Proceeds from long-term debt	2,000.0	—
Payments on long-term debt	(27.5)	(35.0)
Deferred debt issuance costs	(23.3)	—
Borrowings on revolving credit facilities	350.0	—
Payments on revolving credit facilities	(100.0)	—
Issuances of common stock for employee stock benefit plans	0.9	0.9
Repurchase shares to fund tax withholdings for non-cash stock-based compensation	(48.4)	(48.3)
Purchase of treasury stock	(74.1)	(81.4)
Cash dividends paid	(57.9)	(52.2)
Net cash (used in)/provided by financing activities	2,065.9	(163.8)
Effect of foreign exchange rate changes in cash and cash equivalents inclusive of fiduciary cash	(127.3)	(0.7)
Net increase in cash and cash equivalents inclusive of fiduciary cash	1,817.3	79.1
Cash and cash equivalents inclusive of fiduciary cash at beginning of period	1,470.2	1,271.9
Cash and cash equivalents inclusive of fiduciary cash at end of period	$3,287.5	$1,351.0

Conference call, webcast and slide presentation

A conference call to discuss the results of the second quarter of 2022 will be held on Tuesday, July 26, 2022 at 8:00 AM (EDT). The Company may refer to a slide presentation during its conference call. You can access the webcast and the slides from the "Investor Relations" section of the Company’s website at www.bbinsurance.com.

About Brown & Brown

Brown & Brown, Inc. (NYSE: BRO) is a leading insurance brokerage firm, delivering risk management solutions to individuals and businesses since 1939. With over 14,500 teammates in 450+ locations worldwide, we are committed to providing innovative strategies to help protect what our customers value most. For more information or to find an office near you, please visit www.bbinsurance.com.

Forward-looking statements

This press release may contain certain statements relating to future results which are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created by those laws. These forward-looking statements include information about possible or assumed future results of our operations. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect or anticipate may occur in the future, including those relating to the Company's anticipated financial results for the second quarter of 2022 and the potential effects of the COVID-19 pandemic (“COVID-19”) on the Company’s business, operations, financial performance and prospects, are forward-looking statements. These statements are not historical facts, but instead represent only the Company's current belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company's control. It is possible that the Company's actual results, financial condition and achievements may differ, possibly materially, from the anticipated results, financial condition and achievements contemplated by these forward-looking statements. Also, when we use words such as ‘may’, ‘will’, ‘should’, ‘continue’, 'anticipate', 'believe', 'estimate', 'expect', 'intend', 'plan', 'probably' or similar expressions, we are making forward-looking statements. These risks and uncertainties include, but are not limited to, the Company's determination as it finalizes its financial results for the second quarter of 2022 that its financial results differ from the current preliminary unaudited numbers set forth herein; the future impacts of the COVID-19 pandemic and the resulting governmental and societal responses, including the direct and indirect impact of COVID-19 on the U.S. economy, the global economy, and the Company's business, liquidity, customers, insurance carriers and third parties; an extended slowdown in the markets in which we operate; the effects of inflation; the inability to retain or hire qualified employees, as well as the loss of any of our executive officers or other key employees; acquisition-related risks that could negatively affect the success of our growth strategy, including the possibility that we may not be able to successfully identify suitable acquisition candidates, complete acquisitions, integrate acquired businesses into our operations and expand into new markets; a cybersecurity attack or any other interruption in information technology and/or data security and/or outsourcing relationships; the requirement for additional resources and time to adequately respond to dynamics resulting from rapid technological change; the loss of or significant change to any of our insurance company relationships, which could result in additional expense, loss of market share or material decrease in our profit-sharing contingent commissions, guaranteed supplemental commissions or incentive commissions; adverse economic conditions, natural disasters, or regulatory changes in states where we have a concentration of our business; the inability to maintain our culture or a change in management, management philosophy or our business strategy; risks facing us in our Services segment, including our third-party claims administration operations, that are distinct from those we face in our insurance intermediary operations; the limitations of our system of disclosure and internal controls and procedures in preventing errors or fraud, or in informing management of all material information in a timely manner; the significant control certain existing shareholders have over the Company; risks related to our international operations, which result in additional risks and require more management time and expense than our domestic operations to achieve or maintain profitability; changes in data privacy and protection laws and regulations or any failure to comply with such laws and regulations; improper disclosure of confidential information; the potential adverse effect of certain actual or potential claims, regulatory actions or proceedings on our businesses, results of operations, financial condition or liquidity; uncertainty in our business practices and compensation arrangements due to potential changes in regulations; regulatory changes that could reduce our profitability or growth by increasing compliance costs, technology compliance, restricting the products or services we may sell, the markets we may enter, the methods by which we may sell our products and services, or the prices we may charge for our services and the form of compensation we may accept from our customers, carriers and third-parties; a decrease in demand for liability insurance as a result of tort reform legislation; our failure to comply with any covenants contained in our debt agreements; the possibility that covenants in our debt agreements could prevent us from engaging in certain potentially beneficial activities; changes in the U.S.-based credit markets that might adversely affect our business, results of operations and financial condition; risks associated with the current interest rate environment, and to the extent we use debt to finance our investments, changes in interest rates will affect our cost of capital and net investment income; disintermediation within the insurance industry, including increased competition from insurance companies, technology companies and the financial services industry, as well as the shift away from traditional insurance markets; changes in current U.S. or global economic conditions; effects related to pandemics, epidemics, or outbreaks of infectious diseases; conditions that result in reduced insurer capacity; quarterly and annual variations in our commissions that result from the timing of policy renewals and the net effect of new and lost business production; intangible asset risk, including the possibility that our goodwill may become impaired in the future; changes in our credit ratings; volatility in our stock price; the effects of recent, pending and future acquisitions on our business relationships, operating results and business generally; other risks and uncertainties as may be detailed from time to time in our public announcements and Securities and Exchange Commission (“SEC”) filings; and other factors that the Company may not have currently identified or quantified. All forward-looking statements made herein are made only as of the date of this release, and the Company does not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which the Company hereafter becomes aware.

Non-GAAP supplemental financial information

This press release contains references to "non-GAAP financial measures" as defined in SEC Regulation G, consisting of Total Revenues - Adjusted, Organic Revenue, EBITDAC, EBITDAC Margin, EBITDAC - Adjusted, EBITDAC Margin - Adjusted and Diluted Net Income Per Share - Adjusted. We present these measures because we believe such information is of interest to the investment community and because we believe it provides additional meaningful methods to evaluate the Company’s operating performance from period to period on a basis that may not be otherwise apparent on a GAAP basis due to the impact of certain items that have a high degree of variability and that we believe are not indicative of ongoing performance. This non-GAAP financial information should be considered in addition to, not in lieu of, the Company’s consolidated income statements and balance sheets as of the relevant date. Consistent with Regulation G, a description of such information is provided below and a reconciliation of such items to GAAP information can be found within this press release as well as in our periodic filings with the SEC.

We view Organic Revenue and Organic Revenue growth as important indicators when assessing and evaluating our performance on a consolidated basis and for each of our four segments, because it allows us to determine a comparable, but non-GAAP, measurement of revenue growth that is associated with the revenue sources that were a part of our business in both the current and prior year and that are expected to continue in the future. In addition, we believe Diluted Net Income Per Share - Adjusted provides a meaningful representation of our operating performance and improves the comparability of our results between periods by excluding the impact of the change in estimated acquisition earn-out payables, the impact of foreign currency translation and certain other non-recurring or infrequently occurring items. We also view Total Revenues - Adjusted, EBITDAC - Adjusted, EBITDAC - Margin and EBITDAC - Margin - Adjusted as important indicators when assessing and evaluating our performance, as they present more comparable measurements of our operating margins in a meaningful and consistent manner. As disclosed in our most recent proxy statement, we use Organic Revenue, Diluted Net Income Per Share - Adjusted and EBITDAC Margin as key performance metrics for our short-term and long-term incentive compensation plans for executive officers and other key employees.

Beginning January 1, 2022, we no longer exclude guaranteed supplemental commissions ("GSCs") from core commissions and fees and, therefore, GSCs are a component of Organic Revenue. All current and prior periods contained within this press release have been adjusted for this treatment. GSCs are a stable source of revenue that are highly correlated to core commissions, so isolating them separately provides no meaningful incremental value in evaluating our revenue.

Beginning January 1, 2022, the following, in addition to the change in estimated acquisition earn-out payables, are excluded from certain non-GAAP measures, as we believe these amounts are not indicative of the ongoing operating performance of the business and are not easily comparable from period-to-period:

•
“(Gain)/loss on disposal,” a caption on our consolidated statements of income which reflects net proceeds received as compared to net book value related to sales of books of business and other divestiture transactions, such as the disposal of a business through sale or closure.
•
“Acquisition/Integration Costs,” which represent the acquisition and integration costs (e.g., costs associated with regulatory filings, legal/accounting services, due diligence and the costs of integrating our information technology systems) arising out of our acquisitions of GRP (Jersey) Holdco Limited and its business, Orchid Underwriters Agency and CrossCover Insurance Services, and BdB Limited companies, which are not expected to occur on an ongoing basis in the future.
•
The period-over-period impact of foreign currency translation (“Foreign Currency Translation”), which is calculated by applying current-year foreign exchange rates to the various functional currencies in our business to our reporting currency of US dollars for the same period in the prior year.

We are presenting EBITDAC - Adjusted, EBITDAC Margin - Adjusted and Diluted Net Income Per Share - Adjusted for the current and prior year periods contained within this press release so these non-GAAP financial measures compare both periods on the same basis.

Non-GAAP Revenue Measures

•
Total Revenues - Adjusted is our total revenues, excluding the period-over-period impact of Foreign Currency Translation.
•
Organic Revenue is our core commissions and fees less: (i) the core commissions and fees earned for the first 12 months by newly acquired operations; (ii) divested business (core commissions and fees generated from offices, books of business or niches sold or terminated during the comparable period); and (iii) the period-over-period impact of Foreign Currency Translation. The term “core commissions and fees” excludes profit-sharing contingent commissions and therefore represents the revenues earned directly from specific insurance policies sold and specific fee-based services rendered. Organic Revenue can be expressed as a dollar amount or a percentage rate when describing Organic Revenue growth.

Non-GAAP Earnings Measures

•
EBITDAC is defined as income before interest, income taxes, depreciation, amortization and the change in estimated acquisition earn-out payables.
•
EBITDAC Margin is defined as EBITDAC divided by total revenues.
•
EBITDAC - Adjusted is defined as EBITDAC, excluding (i) (gain)/loss on disposal, (ii) Acquisition/Integration Costs and (iii) the period-over-period impact of Foreign Currency Translation.
•
EBITDAC Margin - Adjusted is defined as EBITDAC - Adjusted divided by Total Revenues - Adjusted.
•
Diluted Net Income Per Share - Adjusted is defined as diluted net income per share, excluding the after-tax impact of (i) the change in estimated acquisition earn-out payables, (ii) (gain)/loss on disposal, (iii) Acquisition/Integration Costs and (iv) the period-over-period impact of Foreign Currency Translation.

Our industry peers may provide similar supplemental non-GAAP information with respect to one or more of these measures, although they may not use the same or comparable terminology and may not make identical adjustments and, therefore comparability may be limited. This supplemental non-GAAP financial information should be considered in addition to, and not in lieu of, the Company's condensed consolidated financial statements.

# # #

For more information:

R. Andrew Watts

Chief Financial Officer

(386) 239-5770